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                                                                    EXHIBIT 23.2



              CONSENT OF ROSS, CLAPP, KORN & MONTGOMERY, L.L.P.



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of Quest Medical, Inc. for the registration of 2,990,000 shares of its common stock.





                                        Ross, Clapp, Korn & Montgomery, L.L.P.


Dallas, Texas
September 26, 1995